AMENDMENT TO THE

               ARTICLES OF INCORPORATION OF KENDREX SYSTEMS, INC.


         Kendrex Systems, Inc., a corporation organized under the laws of the State of Nevada, February 23, 1987, hereby adopts the following Articles of Amendment to its Articles of Incorporation pursuant to the provisions of Nevada Revised Statutes Sections 78.385 and 78.390.

                                       I

         The Articles of Incorporation shall be amended to read as follows:

                                    Article I

NAME.     The name of the corporation (hereinafter called the "Corporation")
HLHK World Group.Inc.

                                       II

        The date of the adoption of the foregoing amendments by the shareholders was November 18, 1996. The number of shares outstanding in the Corporation and entitled to vote on the amendment was 3,850,000. All stock in the Corporation is entitled to one vote per share for each matter coming before the meeting of the shareholders.

                                       III

         The number of shares that voted in favor of the above amendments was 2,600,000. The number of shares that voted against the above amendments was -0-.

                                       IV

        The shareholders also voted and approved a one for five reverse split of the outstanding shares of the Corporation. The authorized shares will remain at 100,000,000, $.001 par value common voting shares. Following the reverse split there were 770,000 shares outstanding. The shareholders also approved the issuance of 6,250,000 shares in connection with an acquisition. There are currently 7,020,000 shares issued and outstanding in the corporation.

         DATED this 18 day of November, 1996.


                                                  Kendrex Systems, Inc.

                                                  By: /s/ Harry Kay
                                                      --------------------------
                                                      Harry Kay
                                                      President

                                                  By: /s/ Velma Tronolone
                                                      --------------------------
                                                      Velma Tronolone
                                                      Secretary


STATE OF NEVADA          )
                  :ss
COUNTY OF CLARK          )


         On the 18th of November, 1996, personally appeared before me Harry Kay, and Velma Tronolone and duly acknowledged to me that they are the persons who signed the foregoing instrument as President and Secretary respectively and that they have read the foregoing instrument and know the contents thereof and that the same is true of their own knowledge except as to those matters upon which they operate on information and belief and as to those matters believe them to be true.

                                                     /s/ Diane Bray
                                                     ------------------------
                                                     NOTARY PUBLIC


                                                     Residing in: Las Vegas, NV


My Commission Expires:


Jan 16, 1999


                    ==========================================
                                  NOTARY PUBLIC
                                 STATE OF NEVADA
                                 County of Clark
                                   DIANE BRAY
                      My Appointment Expires Jan 16, 1999
                    ==========================================

               CONSENT OF HLHK WORLD GROUP, INC., TO USE ITS NAME

         According to the Plan and Agreement of Reorganization between Kendrex Systems, Inc., a Nevada corporation, and HLHK World Group, Inc. a Nevada corporation, dated November 18, 1996, whereby HLHK shall be acquired by Kendrex System and both parties agree that Kendrex shall change its name to HLHK World Group, Inc. and pursuant to Nevada Revised Statutes section 78.O39, HLHK World Group, Inc. hereby gives consent and acknowledges the use of its name by Kendrex Systems, Inc., effective November 18, 1996.



                                                By: /s/ Harry Kay
                                                    ----------------------------
                                                    Harry Kay
                                                    President


STATE OF NEVADA          )
                    :ss
COUNTY OF CLARK          )

         On the 18th day of November, 1996. personally appeared before me Harry Kay and duly acknowledged to me he is the person who signed the foregoing instrument as President and that he has read the foregoing instrument and know the contents thereof and that the same is true of their own knowledge except as to those matters upon which they operate on information and belief and as to those matters believe them to be true.


                                                     /s/ Diane Bray
                                                     ------------------------
                                                     NOTARY PUBLIC


                                                     Residing in: Las Vegas, NV



My Commission Expires:

Jan 16, 1999

                    ==========================================
                                  NOTARY PUBLIC
                                 STATE OF NEVADA
                                 County of Clark
                                   DIANE BRAY
                      My Appointment Expires Jan 16, 1999
                    ==========================================